Exhibit 2.1

PLAN OF CONVERSION AND REORGANIZATION

of

BENEFICIAL SAVINGS BANK MHC,

BENEFICIAL MUTUAL BANCORP, INC.

and

BENEFICIAL MUTUAL SAVINGS BANK

i

1.                                      INTRODUCTION.

For purposes of this section, all capitalized terms have the meanings ascribed to them in Section 2.

On August 24, 2004, Beneficial Mutual Savings Bank, a Pennsylvania-chartered mutual savings bank, reorganized into the mutual holding company form of organization whereby the Bank converted to a Pennsylvania-chartered stock savings bank (the “Bank”) and became the wholly-owned subsidiary of Beneficial Mutual Bancorp, Inc., a federally-chartered subsidiary stock holding company (the “Mid-Tier Holding Company”), and the Mid-Tier Holding Company became the wholly-owned subsidiary of Beneficial Savings Bank MHC, a federally-chartered mutual holding company (the “MHC”).  On July 13, 2007, the Mid-Tier Holding Company issued 23,606,625 shares of Mid-Tier Holding Company Common Stock to the Bank’s eligible depositors, the Beneficial Mutual Savings Bank Employee Stock Ownership Plan to other persons, issued 45,792,775 shares of Mid-Tier Holding Company Common Stock to the MHC and issued 950,000 shares to The Beneficial Foundation.  As of the date hereof, the MHC beneficially and of record owns 45,792,775 shares of Mid-Tier Holding Company Common Stock, representing approximately 60.6% of the outstanding voting stock of the Mid-Tier Holding Company, and the remaining shares of Mid-Tier Holding Company Common Stock are owned by persons other than the MHC.

The Boards of Directors of the MHC and the Mid-Tier Holding Company and the Board of Trustees of the Bank believe that a conversion of the MHC to the stock holding company form pursuant to this Plan of Conversion and Reorganization is in the best interests of the MHC, the Mid-Tier Holding Company and the Bank, as well as in the best interests of both Depositors and Stockholders. The Boards of Directors determined that this Plan equitably provides for the interests of Depositors through the granting of subscription rights and the establishment of a liquidation account. The Conversion and Reorganization will raise additional capital for the Bank and the Holding Company to support planned growth.  In addition, the Conversion and Reorganization has been structured as a tax-free reorganization.  Finally, the Conversion and Reorganization is expected to enable the Bank and the Holding Company to more effectively compete in the financial services marketplace.

The Bank is committed to growth and diversification. The additional funds received in the Conversion and Reorganization will facilitate the Bank’s ability to continue to grow in accordance with its business plan, through both internal growth and potential acquisitions of other banking institutions or financial services companies.  The Bank believes that its current mutual holding company form may impede its ability to undertake acquisitions.  The Bank believes that the Conversion and Reorganization will support its ability to more fully serve the borrowing and other financial needs of the communities it serves.  In light of the foregoing, the Boards of Directors of the MHC and the Mid-Tier Holding Company and the Board of Trustees of the Bank believe that it is in the best interests of Depositors and Stockholders to raise additional capital at this time, and that the most feasible way to do so is through the Conversion and Reorganization.

As described in more detail in Section 3, the MHC will convert from the mutual holding company form of organization to the stock holding company form of organization through a series of substantially simultaneous mergers pursuant to which (1) both the MHC and the Mid-Tier Holding Company will cease to exist and be succeeded by the Holding Company and both the Holding Company and Bank will establish a liquidation account for the benefit of Depositors as of specified dates and (2) the Bank will become a wholly-owned subsidiary of the Holding Company.  In connection therewith, each share of Mid-Tier Holding Company Common Stock outstanding immediately before the effective time thereof shall be automatically converted, without further action by the holder thereof, into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest.

In connection with the Conversion and Reorganization, the Holding Company will offer shares of Conversion Stock in the Offerings as provided herein.  Shares of Conversion Stock will be offered in a Subscription Offering in descending order of priority to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, and Other Depositors. The Subscription Rights granted in connection with the Subscription Offering are non-transferable. Any shares of Conversion Stock remaining unsold after the Subscription Offering may be offered for sale to the public through a Community Offering and a Syndicated Community Offering or a Public Offering, as determined by the Board of Directors of the Holding Company in its sole discretion.

In furtherance of the Foundation’s charitable activities, the Plan also provides for the contribution of up to $1.0 million in cash to the Foundation in connection with the Conversion and Reorganization.

After careful study and consideration, the Boards of Directors of the Mid-Tier Holding Company and the MHC and the Board of Trustees of the Bank adopted this Plan.  The Plan must be approved by:  (1) the affirmative vote of a majority of the total number of votes eligible to be cast by Depositors; (2) by the holders of at least two-thirds of the outstanding shares of Mid-Tier Holding Company Common Stock eligible to vote; and (3) by the holders of a majority of the outstanding shares of Mid-Tier Holding Company Common Stock owned by Minority Stockholders.  After the Conversion and Reorganization, the Bank will continue to be regulated by the Department and by the FDIC.  The Holding Company will continue to be regulated by the FRB.  In addition, the Bank will continue to be a member of the Federal Home Loan Bank System and all insured savings deposits will continue to be insured by the FDIC up to the maximum provided by law.

2.                                      DEFINITIONS.

As used in this Plan, the terms set forth below have the following meaning:

ACTING IN CONCERT means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.  A Person which acts in concert with another Person (“other party”) shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated and participants or beneficiaries of any such Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Board of Directors of the Holding Company or Officers delegated by such Board and may be based on any evidence upon which the Board or such delegatee chooses to rely, including, without limitation, joint account relationships or the fact that such Persons share a common address (whether or not related by blood or marriage) or have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies. Directors of the Holding Company, the Bank and the MHC shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards.

AFFILIATE means a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

ASSOCIATE of a Person means (i) a corporation or organization (other than the MHC, the Mid-Tier Holding Company, the Bank or a majority-owned subsidiary of the MHC, the Mid-Tier Holding Company or the Bank), if the Person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization, (ii) a trust or other estate, if the Person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate, provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan of the MHC, the Mid-Tier Holding Company or the Bank in which such Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any person who is related by blood or marriage to such Person and who lives in the same home as the Person or who is a director or senior officer of the MHC, the Mid-Tier Holding Company or the Bank or any of their subsidiaries.

BANK means Beneficial Mutual Savings Bank.

BANK BENEFIT PLAN(S) includes, but is not limited to, Tax Qualified Employee Stock Benefit Plans and Non-Tax Qualified Employee Stock Benefit Plans.

BANK LIQUIDATION ACCOUNT means the Liquidation Account established in the Bank as part of the Conversion and Reorganization.

CODE means the Internal Revenue Code of 1986, as amended.

COMMUNITY MEMBERS means, for purposes of any Community Offering, natural persons and trusts of natural persons residing in Bucks, Chester, Delaware, Montgomery and Philadelphia Counties in Pennsylvania and in Burlington, Camden and Gloucester Counties in New Jersey.

COMMUNITY OFFERING means the offering for sale by the Holding Company of any shares of Conversion Stock not subscribed for in the Subscription Offering to such Persons as may be selected by the Holding Company in its sole discretion and to whom a copy of the Prospectus is delivered by or on behalf of the Holding Company.

CONTROL (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

CONVERSION AND REORGANIZATION means the series of transactions provided for in this Plan, including but not limited to (i) the merger of the MHC with and into the Mid-Tier Holding Company pursuant to which the MHC will cease to exist, (ii) the merger of the Mid-Tier Holding Company with the Holding Company, pursuant to which the Mid-Tier Holding Company will cease to exist and, in connection therewith, each share of Mid-Tier Holding Company Common Stock outstanding immediately before the effective time thereof shall automatically be converted into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest, and (iii) the issuance of Conversion Stock by the Holding Company in the Offerings as provided herein.  All such transactions shall occur substantially simultaneously.

CONVERSION STOCK means the Holding Company Common Stock to be issued and sold in the Offerings pursuant to the Plan.  For the avoidance of doubt, Conversion Stock does not include the Exchange Shares.

DEPARTMENT means the Pennsylvania Department of Banking and Securities or any successor thereto.

DEPOSIT ACCOUNT means any withdrawable account as defined in Part 161.42 of the Rules and Regulations of the OCC, including a demand account as defined in Part 161.16 of the Rules and Regulations of the OCC; provided, however, that the term “Deposit Account” shall not include any escrow accounts maintained at the Bank.

DEPOSITOR means the holder of a Deposit Account.

ELIGIBLE ACCOUNT HOLDER means any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining Subscription Rights.

ELIGIBILITY RECORD DATE means the date for determining Qualifying Deposits of Eligible Account Holders and is the close of business on June 30, 2013.

ESOP means the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan or such other Tax-Qualified Employee Stock Benefit Plan adopted by the Holding Company or the Bank in connection with the Conversion and Reorganization, the purpose of which shall be to hold Holding Company Common Stock.

ESTIMATED PRICE RANGE means the range of the estimated aggregate pro forma market value of the total number of shares of Conversion Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

EXCHANGE RATIO means the rate at which shares of Holding Company Common Stock will be issued in exchange for shares of Mid-Tier Holding Company Common Stock held by the Minority Stockholders in connection with the Mid-Tier Holding Company Merger. The exact rate (which shall be rounded to four decimal places) shall be determined by the MHC, the Mid-Tier Holding Company and the Bank to ensure that upon consummation of the Conversion and Reorganization, the Minority Stockholders will own in the aggregate approximately the same percentage of the Holding Company Common Stock to be outstanding upon completion of the Conversion and Reorganization as the percentage of Mid-Tier Holding Company Common Stock owned by them in the aggregate immediately before consummation of the Conversion and Reorganization, before giving effect to (a) cash paid in lieu of any fractional interests of Holding Company Common Stock and (b) any shares of Conversion Stock purchased by the Minority Stockholders in the Offerings.

EXCHANGE SHARES mean the shares of Holding Company Common Stock to be issued to the Minority Stockholders in connection with the Mid-Tier Holding Company Merger.

FDIC means the Federal Deposit Insurance Corporation or any successor thereto.

FOUNDATION means The Beneficial Foundation, a Pennsylvania non-stock corporation.

FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

HOLDING COMPANY means Beneficial Bancorp, Inc., a stock corporation organized under the laws of the State of Maryland.

HOLDING COMPANY COMMON STOCK means the shares of common stock, par value $0.01 per share, of the Holding Company.  The Holding Company Common Stock is not insured by the FDIC.

INDEPENDENT APPRAISER means the independent investment banking or financial consulting firm retained by the Mid-Tier Holding Company and the Bank to prepare an appraisal of the estimated pro forma market value of the Conversion Stock.

LIQUIDATION ACCOUNT means the account representing the liquidation interests received by Eligible Account Holders and Supplemental Eligible Account Holders in exchange for their interest in the MHC in connection with the Conversion and Reorganization, as in accordance with Section 15 hereof.

MANAGEMENT PERSON means any Officer or director of the Bank or the Mid-Tier Holding Company or any Affiliate of the Bank or the Mid-Tier Holding Company and any person Acting in Concert with such Officer or director.

MEETING OF STOCKHOLDERS means the meeting of the Stockholders of the Mid-Tier Holding Company, which may be an annual meeting or a special meeting, at which this Plan is submitted to the Stockholders for their approval, including any adjournments or postponements of such meeting.

MHC means Beneficial Savings Bank MHC.

MHC MERGER means the merger of the MHC with and into the Mid-Tier Holding Company pursuant to the Plan of Merger included as Annex A hereto.

MID-TIER HOLDING COMPANY means Beneficial Mutual Bancorp, Inc., a federally-chartered corporation.

MID-TIER HOLDING COMPANY COMMON STOCK means the shares of common stock, par value $0.01 per share, of the Mid-Tier Holding Company.  The Mid-Tier Holding Company Common Stock is not insured by the FDIC.

MID-TIER HOLDING COMPANY MERGER means the merger of the Mid-Tier Holding Company with and into the Holding Company pursuant to the Plan of Merger included as Annex B hereto.

MINORITY STOCKHOLDER means any owner of the Mid-Tier Holding Company Common Stock other than the MHC.

OCC mean the Office of the Comptroller of the Currency or any successor thereto.

OFFERINGS mean the offering of Conversion Stock to Persons in the Subscription Offering, the Community Offering, the Syndicated Community and/or the Public Offering.

OFFICER means the president, chief executive officer, vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

ORDER FORM means the form or forms to be provided by the Holding Company, containing all such terms and provisions as set forth in Section 11 hereof, to a Participant or other Person by which Conversion Stock may be ordered in the Subscription Offering and in the Community Offering.

OTHER DEPOSITOR means a Depositor who is not an Eligible Account Holder or a Supplemental Eligible Account Holder.

PARTICIPANT means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder or Other Depositor, but does not include the MHC.

PERSON means an individual, a corporation, a partnership, an association, a joint-stock company, a limited liability company, a trust, an unincorporated organization or a government or political subdivision of a government.

PLAN and PLAN OF CONVERSION AND REORGANIZATION mean this Plan of Conversion and Reorganization as adopted by the Boards of Directors of the Holding Company, the MHC and the Mid-Tier Holding Company and the Board of Trustees of the Bank and any amendment hereto approved as provided herein.

PRIMARY PARTIES mean the MHC, the Mid-Tier Holding Company, the Bank and the Holding Company.

PROSPECTUS means the one or more prospectuses to be used in offering the Conversion Stock in the Offerings.

PUBLIC OFFERING means an underwritten firm commitment offering to the public through one or more underwriters.

PURCHASE PRICE means the price per share at which the Conversion Stock is sold by the Holding Company in the Offerings in accordance with the terms hereof.

QUALIFYING DEPOSIT means (i) the aggregate balance of all Deposit Accounts in the Bank of an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50.00, and (ii) the aggregate balance of all Deposit Accounts in the Bank of a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.00.

SEC means the United States Securities and Exchange Commission.

SPECIAL MEETING OF DEPOSITORS means the Special Meeting of Depositors called for the purpose of submitting this Plan to the Voting Depositors for their approval, including any adjournments or postponements of such meeting.

STOCKHOLDERS mean those Persons who own shares of Mid-Tier Holding Company Common Stock.

STOCKHOLDER VOTING RECORD DATE means the date for determining the eligibility of Stockholders to vote at the Meeting of Stockholders, as determined by the Board of Directors of the Mid-Tier Holding Company.

SUBSCRIPTION OFFERING means the offering of the Conversion Stock to Participants.

SUBSCRIPTION RIGHTS means non-transferable rights to subscribe for Conversion Stock granted to Participants pursuant to the terms of this Plan.

SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER means any Person, except directors and Officers of the Bank, the Mid-Tier Holding Company or the MHC (unless the FRB grants a waiver to permit a director or Officer to be included) and their Associates, holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date.

SUPPLEMENTAL ELIGIBILITY RECORD DATE, if applicable, means the date for determining Supplemental Eligible Account Holders and shall be required if the Eligibility Record Date is more than 15 months before the date of the approval of the Plan by the FRB.  If applicable, the Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding the approval of the Plan by the FRB.

SYNDICATED COMMUNITY OFFERING means the offering for sale by a syndicate of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Community Offering.

TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of the Holding Company and/or the Bank and any Affiliate thereof and which, with its related trust, meets the requirements to be “qualified” under Section 401 of the Code as from time to time in effect.  A “Non-Tax-Qualified Employee Stock Benefit Plan” is any defined benefit plan or defined contribution stock benefit plan that is not so qualified.

VOTING DEPOSITOR means a Person who, at the close of business on the Voting Record Date, has an aggregate balance of all Deposit Accounts of $100.00 or fraction thereof.

VOTING RECORD DATE means the date for determining the eligibility of Voting Depositors to vote at the Special Meeting of Depositors.

3.             GENERAL PROCEDURE FOR THE CONVERSION AND REORGANIZATION.

A.            Steps for Conversion and Reorganization

The Conversion and Reorganization may be effected in the manner set forth herein or in any manner approved by the FRB that is consistent with the purposes of this Plan and applicable law and regulations.  This Plan is subject to the approval of the FRB and must be adopted by (1) at least a majority of the total number of votes eligible to be cast by Voting Depositors at the Special Meeting of Depositors, (2) the holders of at least two-thirds of the outstanding shares of Mid-Tier Holding Company Common Stock eligible to vote at the Meeting of Stockholders; and (3) the holders of a majority of the outstanding shares of Mid-Tier Holding Company Common Stock owned by Minority Stockholders.  It is currently anticipated that the Conversion and Reorganization will be effected in accordance with the procedures specified below.  At the effective date of the Conversion and Reorganization, the following transactions will occur:

(i)            The Holding Company shall be organized as a subsidiary of the Mid-Tier Holding Company.  The Articles of Incorporation and Bylaws of the Holding Company shall read in the form of Annexes C and D, respectively. The MHC shall merge with and into the Mid-Tier Holding Company in the MHC Merger, with the Mid-Tier Holding Company as the surviving institution.

Immediately thereafter, the Mid-Tier Holding Company shall merge with and into the Holding Company in the Mid-Tier Holding Company Merger, with the Holding Company as the surviving institution.  As a result of the MHC Merger and the Mid-Tier Holding Company Merger, (x) the shares of Mid-Tier Holding Company Common Stock held by the MHC shall be extinguished and (y) the liquidation interests in the Mid-Tier Holding Company constructively received by certain Depositors immediately before the Conversion and Reorganization will automatically, without further action on the part of the holders thereof, be exchanged for an interest in the Liquidation Account.  As a result of the Mid-Tier Holding Company Merger, (x) the shares of Mid-Tier Holding Company Common Stock held by the Minority Stockholders shall be converted into the right to receive shares of Holding Company Common Stock based upon the Exchange Ratio, plus cash in lieu of any fractional share interest based upon the Purchase Price; and (y) the shares of Bank common stock held by the Mid-Tier Holding Company shall be owned by the Holding Company so that the Bank shall become a wholly owned subsidiary of the Holding Company.  In exchange for common stock of the Bank and the Bank Liquidation Account, the Holding Company shall contribute to the Bank an amount of the net proceeds received by the Holding Company for the sale of the Conversion Stock as shall be determined by the Board of Directors of the Holding Company and the Board of Trustees of the Bank and as shall be approved by the FRB, but not less than fifty percent (50%) of the net proceeds received by the Holding Company from the sale of the Conversion Stock, unless otherwise approved by the FRB.  In addition, as a result of the Mid-Tier Holding Company Merger, options to purchase shares of Mid-Tier Holding Company Common Stock that are outstanding immediately before consummation of the Conversion and Reorganization shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

(ii)           The Holding Company shall sell the Conversion Stock in the Offerings, as provided herein.

The effective date of the Conversion and Reorganization shall be the date upon which the last of the following actions occurs: (i) the filing of Articles of Merger with the Maryland State Department of Assessments and Taxation with respect to the Mid-Tier Holding Company Merger, (ii) the filing of Articles of Combination with the FRB with respect to the MHC Merger and (iii) the closing of the issuance of the shares of Conversion Stock in the Offerings. The filing of Articles of Combination and Articles of Merger relating to the MHC Merger and the Mid-Tier Holding Company Merger and the closing of the issuance of shares of Conversion Stock in the Offerings shall not occur until all requisite regulatory, Depositor and Stockholder approvals have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Conversion Stock have been received. It is intended that the closing of the MHC Merger and the Mid-Tier Holding Company Merger and the sale of shares of Conversion Stock in the Offerings shall occur consecutively and substantially simultaneously.

B.            Regulatory Filings

(i)            As required by applicable laws and regulations, the MHC, the Mid-Tier Holding Company and the Bank shall provide public notice of the adoption of the Plan.  Such notice shall be made by means of the placing of an advertisement in a newspaper of general circulation in each community where the Bank maintains an office.  In addition, the Bank shall cause copies of the Plan to be made available at each of its offices for inspection by Depositors.

(ii)           An application for the Conversion and Reorganization, including the Plan and all other requisite material (the “Application for Conversion”), shall be submitted to the FRB for approval. The MHC, the Mid-Tier Holding Company and the Bank will again cause to be published, in accordance with the requirements of applicable regulations of the FRB, a notice of the filing with the FRB of an application to convert the MHC and will post the notice of the filing for the Application for Conversion in each of the Bank’s offices.

(iii)          The Primary Parties shall submit or cause to be submitted to the FRB all holding company, merger, and other applications or notices necessary for the Conversion and Reorganization.  All notices required to be published in connection with such applications shall be published at the times required.

(iv)          The Holding Company shall file one or more Registration Statements with the SEC to register the Holding Company Common Stock to be issued in the Conversion and Reorganization under the Securities Act of 1933, as amended, and, where required, shall register such Holding Company Common Stock under any applicable state securities laws.  Upon registration and after the receipt of all required regulatory approvals, the Conversion Stock shall be first offered for sale in a Subscription Offering to Participants.  It is anticipated that any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold through a Community Offering and a Syndicated Community Offering or a Public Offering.  The purchase price per share for the Conversion Stock shall be a uniform price determined in accordance with Section 4 hereof and shall be set forth in the Prospectus.

C.            Approval of Plan by Voting Depositors; The Special Meeting of Depositors

(i)            The Bank shall file preliminary proxy materials with the FRB, as required.  Promptly following receipt of requisite approval of the FRB, this Plan will be submitted to the Voting Depositors for their consideration and approval at the Special Meeting of Depositors.  The Plan must be approved by a majority of the total number of votes eligible to be cast by Voting Depositors at the Special Meeting of Depositors. The Bank will mail to all Voting Depositors as of the Voting Record Date, at their last known address appearing on the records of the Bank as of the Voting Record Date, a notice of special meeting and a proxy statement describing the Plan.

(ii)           At the Special Meeting of Members, each Voting Depositor shall be entitled to cast one vote in person or by proxy for every $100.00 of Deposit Accounts, or fraction thereof, such Voting Depositor had at the Bank as of the Voting Record Date.  No Voting Depositor may cast more than 1,000 votes at the Special Meeting of Depositors.  Deposits held in trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are provided under the trust instrument or other governing document or applicable law.  Deposits held in an Individual Retirement Account or Keogh Account may be voted by the Bank if no other instructions are received.

D.            Approval of Plan by Stockholders; The Meeting of Stockholders

(i)            The Holding Company shall file a Registration Statement with the SEC to register the Exchange Shares.  A proxy statement/prospectus contained in such Registration Statement shall also constitute proxy materials of the Mid-Tier Holding Company with respect to the Meeting of Stockholders.  Promptly following the effectiveness of such Registration Statement and the receipt of any other requisite approval of the FRB, this Plan will be submitted to the Stockholders for their consideration and approval at the Meeting of Stockholders.  The Plan must be approved by (1) the holders of at least two-thirds of the outstanding shares of Mid-Tier Holding Company Common Stock eligible to vote and (2) the holders of a majority of the outstanding shares of Mid-Tier Holding Company Common Stock owned by Minority Stockholders. The Mid-Tier Holding Company will mail to all Stockholders as of the Stockholder Voting Record Date, at their last known address appearing on the records of the Mid-Tier Holding Company, a notice of meeting and definitive proxy statement/prospectus describing the Plan.

(ii)           The Meeting of Stockholders shall be held upon written notice given no less than twenty (20) no more than fifty (50) days prior to the date of the Meeting of Stockholders. At the Meeting of Stockholders, each Stockholder eligible to vote shall be entitled to cast one vote in person or by proxy for each share of Mid-Tier Holding Company Common Stock owned by such Stockholder as of the Stockholder Voting Record Date.

E.            Expenses

The Primary Parties may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion and Reorganization, including the payment of fees to brokers for assisting Persons in completing and/or submitting Order Forms.  The Primary Parties shall use their best efforts to ensure that all fees, expenses, retainers and similar items shall be reasonable.

F.            Articles of Incorporation and Bylaws

By voting to adopt this Plan, Voting Depositors and Stockholders will each be voting to adopt the Articles of Incorporation and Bylaws for the Holding Company attached as Annexes C and D to this Plan.

4.                                      TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK.

(a)           The aggregate amount of shares of Conversion Stock to be offered in the Offerings shall be stated in terms of a range (the Estimated Price Range), which shall be based on a pro forma valuation prepared by the Independent Appraiser of the aggregate market value of the to-be-outstanding Holding Company Common Stock multiplied by the percentage equal to the MHC’s percentage ownership interest in all outstanding shares of Mid-Tier Holding Company Common Stock.  The valuation shall be based on financial information relating to the MHC, the Mid-Tier Holding Company and the Bank; market, financial and economic conditions; a comparison of the Mid-Tier Holding Company and the Bank with selected publicly-held financial institutions and holding companies and with comparable financial institutions and holding companies; and such other factors as the Independent Appraiser may deem to be important, including, but not limited to, the projected operating results and financial condition of the Holding Company and Bank.  The valuation shall be stated in terms of an Estimated Price Range, the maximum of which shall be no more than 15% above the average of the minimum and maximum of such price range and the minimum of which shall be no more than 15% below such average.  The valuation shall be updated during the Conversion and Reorganization as market and financial conditions warrant and as may be required by the FRB.

(b)           Based upon the independent valuation, the Board of Directors of the Holding Company shall fix the Purchase Price and the number of shares of Conversion Stock to be offered in the Offerings. The Purchase Price for the Conversion Stock shall be a uniform price determined in accordance with applicable laws and regulations.  The total number of shares of Conversion Stock to be issued in the Offerings shall be determined by the Board of Directors of the Holding Company upon conclusion of the Offerings in consultation with the Independent Appraiser and any financial advisor or investment banker retained by the Primary Parties in connection with the Offerings.

(c)           Subject to the approval of the FRB, the Estimated Price Range may be increased or decreased to reflect market, financial and economic conditions before completion of the Conversion and Reorganization, and under such circumstances the Holding Company may increase or decrease the total number of shares of Conversion Stock to be issued in the Conversion and Reorganization to reflect any such change.  Notwithstanding anything to the contrary contained in this Plan, no resolicitation of subscribers shall be required and subscribers shall not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Conversion Stock in the Offerings are less than the minimum or more than 15% above the maximum of the Estimated Price Range set forth in the Prospectus.

5.                                      SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY).

(a)           Each Eligible Account Holder shall receive, as first priority and without payment, Subscription Rights to purchase up to the greater of (i) $1.5 million of Conversion Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, or (iii) fifteen (15) times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, in each case subject to Section 10 hereof.

(b)           In the event of an oversubscription for shares of Conversion Stock pursuant to Section 5(a), available shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares that will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares.  Any available shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the Qualifying Deposit of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

(c)           Subscription Rights of Eligible Account Holders who are also directors or Officers of the Mid-Tier Holding Company or the Bank and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

6.                                      SUBSCRIPTION RIGHTS OF TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS (SECOND PRIORITY).

Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, Subscription Rights to purchase in the aggregate up to 10% of the Conversion Stock.  The subscription rights granted to Tax-Qualified Employee Stock Benefit Plans shall be subject to the availability of shares of Conversion Stock after taking into account the shares of Conversion Stock purchased by Eligible Account Holders; provided, however, that, if the total number of shares of Common Stock is increased to any amount greater than the number of shares representing the maximum of the Estimated Price Range as set forth in the Prospectus (“Maximum Shares”), the ESOP shall have a first priority right to purchase any such shares exceeding the Maximum Shares.  Shares of Conversion Stock purchased by any individual participant (“Plan Participant”) in a Tax-Qualified Employee Stock Benefit Plan using funds therein pursuant to the exercise of subscription rights granted to such Participant in his individual capacity as an Eligible Account Holder, Supplemental Eligible Account Holder and/or Other Member and/or purchases by such Plan Participant in the Community Offering shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for calculating the maximum amount of Conversion Stock that Tax-Qualified Employee Stock Benefit Plans may purchase pursuant to the first sentence of this Section 6 if the individual Plan Participant controls or directs the investment authority with respect to such account or subaccount.  Consistent with applicable laws and regulations and policies and practices of the FRB, the Tax-Qualified Employee Stock Benefit Plans may use funds contributed by the Holding Company or the Bank and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Bank to fail to meet any applicable regulatory capital requirement.  The Tax-Qualified Employee Stock Benefit Plans may, in whole or in part, fill their orders through open market purchases subsequent to the closing of the Offerings, subject to approval of the FRB.

The Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be an Associate or Affiliate of or Person Acting in Concert with any Management Person.

7.                                      SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY).

(a)           If the Eligibility Record Date is more than fifteen (15) months before the date of approval of the Plan by the FRB, then, and only in that event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $1.5 million of Conversion Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering and (iii) fifteen (15) times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, in each case subject to Section 10 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans through the exercise of Subscription Rights under Sections 5 and 6 hereof.

(b)           In the event of an oversubscription for shares of Conversion Stock pursuant to Section 7(a), available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares.  Any remaining available shares shall be allocated among subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of their respective Qualifying Deposit bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

8.                                      SUBSCRIPTION RIGHTS OF OTHER DEPOSITORS (FOURTH PRIORITY).

(a)           Each Other Depositor shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $1.5 million of Conversion Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering) and (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, subject to Section 10 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Sections 5, 6 and 7 hereof.

(b)           If, pursuant to this Section 8, Other Depositors subscribe for a number of shares of Conversion Stock in excess of the total number of shares of Conversion Stock remaining, available shares shall be allocated among subscribing Other Depositors so as to permit each such Other Depositor, to the extent possible, to purchase a number of shares that will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares.  Any remaining available shares shall be allocated among subscribing Other Depositors whose subscriptions remain unsatisfied on a pro rata basis in the same proportion as each such Other Depositor’s subscription bears to the total subscriptions of all such subscribing Other Depositors, provided that no fractional shares shall be issued.

9.                                      COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING, PUBLIC OFFERING AND OTHER OFFERINGS.

(a)           If less than the total number of shares of Conversion Stock offered by the Holding Company is sold in the Subscription Offering, it is anticipated that all remaining shares of Conversion Stock shall, if practicable, be sold in a Community Offering.  Subject to the requirements set forth herein, the manner in which the Conversion Stock is sold in the Community Offering shall have as the objective the achievement of the widest possible distribution of such Conversion Stock.  The Holding Company may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Community Offering must be completed within forty-five (45) days after the completion of the Subscription Offering, unless extended by the Holding Company with any required regulatory approval.

(b)           In the event of a Community Offering, shares of Conversion Stock that are not subscribed for in the Subscription Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of financial institution securities.  Shares not subscribed for in the Subscription Offering will be available for purchase by members of the general public to whom a Prospectus is delivered by the Holding Company or on its behalf, with preference given first to Community Members and second to Minority Stockholders as of the Stockholder Voting Record Date.

(c)           A Prospectus and Order Form shall be furnished to such Persons as the Holding Company may select in connection with the Community Offering, and each order for Conversion Stock in the Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering.  In the event of an oversubscription for shares in the Community Offering, available shares will be allocated first to each Community Member whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Community Member, if possible.  Thereafter, unallocated shares shall be allocated among the Community Members whose accepted orders remain unsatisfied on an equal number of shares basis per order until all available shares have been allocated, provided that no fractional shares shall be issued.  If there are any shares remaining after all accepted orders by Community Members have been satisfied, such remaining shares shall be allocated next to Minority Stockholders as of the Stockholder Voting Record Date and then to other members of the general public who purchase in the Community Offering, applying the same allocation procedures described above for Community Members.

(d)           No Person may purchase more than $1.5 million of Conversion Stock in the Community Offering; provided, however, that this amount may be increased to up to 5% of the shares sold in the Offerings or decreased to less than $1.5 million upon resolution of the Boards of Directors of the Primary Parties, subject to any required regulatory approval but without the further approval of Depositors or Minority Stockholders or the resolicitation of subscribers.

(e)           Subject to such terms, conditions and procedures as may be determined by the Primary Parties, shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering.  Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering.  The amount of Conversion Stock that any Person may purchase in the Syndicated Community Offering shall not exceed $1.5 million of Conversion Stock, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock or decreased to less than $1.5 million upon resolution of the Boards of Directors of the Primary Parties, subject to any required regulatory approval but without the further approval of Depositors or Minority Stockholders or the resolicitation of subscribers; and provided further that, to the extent applicable, and subject to the limitations on purchases of Conversion Stock set forth in this Section 9(e) and Section 10 hereof, in the event of an oversubscription for shares in the Syndicated Community Offering, orders for Conversion Stock in the Syndicated Community Offering, unless the FRB permits otherwise, shall first be filled to a maximum of 2% of the total number of shares of Conversion Stock sold in the Offerings.  The Holding Company may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Syndicated Community Offering must be completed within forty-five (45) days after the completion of the Subscription Offering, unless extended by the Holding Company with any required regulatory approval.

(f)            The Holding Company may sell any shares of Conversion Stock remaining after the Subscription Offering and Community Offering, in a Public Offering instead of a Syndicated Community Offering.  The provisions of Section 10 hereof shall not be applicable to the sales to underwriters for purposes of the Public Offering but shall be applicable to sales by the underwriters to the public.  The price to be paid by the underwriters in a Public Offering shall be equal to the Purchase Price less an underwriting discount to be negotiated among such underwriters and the Holding Company, subject to any required regulatory approval or consent.

(g)           If, for any reason, a Syndicated Community Offering or a Public Offering of shares of Conversion Stock not sold in the Subscription Offering and the Community Offering cannot be effected, or if any insignificant residue of shares of Conversion Stock is not sold in the Offerings, the Holding Company shall use its best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the FRB.

10.                               LIMITATIONS ON SUBSCRIPTIONS AND PURCHASES OF CONVERSION STOCK.

The following limitations shall apply to all purchases of Conversion Stock in the Offerings:

(a)           Except in the case of Tax-Qualified Employee Stock Benefit Plans in the aggregate, as set forth in Section 10(e) hereof, and in addition to the other restrictions and limitations set forth herein, no Person (or group of Persons exercising Subscription Rights through a single Deposit Account) and no Person together with any Associates or Persons otherwise Acting in Concert may, directly or indirectly, subscribe for or purchase more than $2.5 million of Conversion Stock in the Offerings.

(b)           No Person may purchase fewer than twenty-five (25) shares of Conversion Stock in the Offerings, to the extent such shares are available; provided, however, that if the Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Purchase Price for such minimum shares will not exceed $500.00.

(c)           Except in the case of Tax-Qualified Employee Stock Benefit Plans in the aggregate, as set forth in Section 10(e) hereof, and in addition to the other restrictions and limitations set forth herein, the maximum aggregate amount of Conversion Stock that any Person together with any Associate or Persons Acting in Concert may, directly or indirectly, subscribe for or purchase in the Offerings, when combined with any Exchange Shares received by such Person(s), shall not exceed 5.0% of the total number of shares of Holding Company Common Stock to be outstanding upon consummation of the Conversion and Reorganization; provided, however, that nothing herein shall require any Minority Stockholder to divest any Exchange Shares or otherwise limit the amount of Exchange Shares to be issued to a Minority Stockholder.

(d)           The number of shares of Conversion Stock that directors and Officers and their Associates may purchase in the aggregate in the Offerings shall not exceed 25% of the total number of shares of Conversion Stock sold in the Offerings, including, if applicable, any shares that may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and before completion of the Offerings.

(e)           The maximum number of shares of Conversion Stock that may be purchased in the Offerings by the ESOP shall not exceed 8% and all Tax-Qualified Employee Stock Benefit Plans shall not exceed 10% of the total number of shares of Conversion Stock sold in the Offerings; provided, however, that, purchases of Conversion Stock that are made by Plan Participants pursuant to the exercise of subscription rights granted to such Plan Participant in his or her individual capacity as a Participant or purchases by a Plan Participant in the Community Offering using the funds thereof held in Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of this Section 10(e).

(f)            For purposes of the foregoing limitations and the determination of Subscription Rights, (i) directors, Officers and employees of the MHC, the Mid-Tier Holding Company, the Bank or their subsidiaries shall not be deemed to be Associates or a group Acting in Concert solely as a result of their capacities as such, (ii) shares of Conversion Stock purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in Section 10(a) or Section 10(d) hereof, and (iii) shares of Conversion Stock purchased by a Tax-Qualified Employee Stock Benefit Plan pursuant to instructions of an individual in an account in such plan in which the individual has the right to direct the investment, including any plan of the Bank qualified under Section 401(k) of the Code, shall be aggregated and included in that individual’s purchases and not attributed to the Tax-Qualified Employee Stock Benefit Plan.

(g)           Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without the further approval of either Depositors or Minority Stockholders or the resolicitation of subscribers, the Primary Parties may increase or decrease any of the individual or aggregate purchase limitations set forth herein to a percentage that does not exceed 5% of the shares sold in the Offerings whether before, during or after the Subscription Offering, the Community Offering and/or the Syndicated Community Offering.  If an individual purchase limitation is increased after commencement of the Subscription Offering or any other offering, the Primary Parties shall permit any Participant who subscribed for the maximum number of shares of Conversion Stock to subscribe for an additional number of shares, so that such Participant shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Participant.  If any of the individual or aggregate purchase limitations are decreased after commencement of the Subscription Offering or any other offering, the orders of any Participant who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Participant shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Participant.  If the maximum purchase limitation is increased to 5% of the shares sold in the Offerings, such limitation may be further increased to 9.99%, provided that orders for Conversion Stock exceeding 5% of the shares of Conversion Stock sold in the Offerings shall not exceed in the aggregate 10% of the total shares of Conversion Stock sold in the Offerings.

(h)           The Primary Parties shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable to monitor and enforce the terms, conditions, limitations and restrictions contained in this Section 10 and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Conversion Stock that they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Primary Parties and their respective Boards shall be free from any liability to any Person on account of any such action.

11.                               TIMING OF SUBSCRIPTION OFFERING; MANNER OF EXERCISING SUBSCRIPTION RIGHTS AND ORDER FORMS.

(a)           The Subscription Offering may be commenced concurrently with or at any time after the mailing to Stockholders of the proxy materials to be used in connection with the Meeting of Stockholders and the mailing to Voting Depositors of the proxy materials to be used in connection with the Special Meeting of Depositors.  The Subscription Offering may close before both the Special Meeting of Depositors and the Meeting of Stockholders, provided that the offer and sale of the Conversion Stock shall be conditioned upon the approval of the Plan by the Voting Depositors at the Special Meeting of Depositors and by the Stockholders at the Meeting of Stockholders.

(b)           The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser and any financial advisory or investment banking firm retained by them in connection with the Conversion and Reorganization.  The Primary Parties may consider a number of factors, including, but not limited to, the Bank’s current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular.  The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

(c)           Promptly after the SEC has declared the Registration Statement, which includes the Prospectus, effective and after all required regulatory approvals have been obtained, the Holding Company shall, distribute or make available the Prospectus, together with Order Forms for the purchase of Conversion Stock, to all Participants for the purpose of enabling them to exercise their respective Subscription Rights, subject to Section 13 hereof.

(d)           A single Order Form for all Deposit Accounts maintained with the Bank by any Eligible Account Holder, Supplemental Eligible Account Holder or Other Depositor may be furnished, irrespective of the number of Deposit Accounts maintained with the Bank on the Eligibility Record Date or maintained at the Bank on the Supplemental Eligibility Record Date or the date for determining Other Depositors, respectively.  No person holding a Subscription Right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Conversion Stock.  Multiple orders are subject to adjustment, as appropriate and deposit balances will be divided on a pro rata basis among such orders in allocating shares in the event of an oversubscription.

(e)           The recipient of an Order Form shall have no less than twenty (20) days and no more than forty-five (45) days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the

Holding Company.  The Holding Company may extend such period by such amount of time as it determines is appropriate.  Failure of any Participant to deliver a properly executed Order Form to the Holding Company, along with full payment (or authorization for full payment by withdrawal from a Deposit Account) for the shares of Conversion Stock subscribed for, within the time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Conversion Stock.  Each Participant shall be required to confirm to the Holding Company by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

(f)            The Primary Parties shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form that, among other things, is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper and full payment (or authorization of withdrawal for full payment) or, if provided for by the Holding Company, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price at least forty-eight (48) hours before the completion of the Offerings; or (iv) submitted by a Person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan.  Furthermore, if Order Forms (i) are not delivered by the United States Postal Service or (ii) are not mailed pursuant to a “no mail” order placed in effect by the account holder, the Subscription Rights of the Person to which such rights have been granted will lapse as though such Person failed to return the contemplated Order Form within the time period specified thereon.  The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Conversion Stock by such date as it may specify.  The interpretation of the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive.

12.                               PAYMENT FOR CONVERSION STOCK.

(a)           Payment for shares of Conversion Stock subscribed for by Participants in the Subscription Offering and payment for shares of Conversion Stock ordered by Persons in the Community Offering shall be equal to the Purchase Price multiplied by the number of shares that are being subscribed for or ordered, respectively.  Such payment may be made by personal check, bank draft or money order at the time the Order Form is delivered to the Holding Company, provided that checks will only be accepted subject to collection.  The Holding Company, in its sole and absolute discretion, may also elect to receive payment for shares of Conversion Stock by wire transfer.  In addition, the Holding Company may elect to provide Participants and/or other Persons who have a Deposit Account with the Bank the opportunity to pay for shares of Conversion Stock by authorizing the Bank to withdraw from the types of Deposit Accounts provided for on the Order Form in the amount equal to the aggregate Purchase Price of such shares.  Payment may also be made by a Participant or other Person using funds held for such Participant’s benefit by a Bank Benefit Plan to the extent that such plan allows participants or any related trust established for the benefit of such participants to direct that some or all of their individual accounts or sub-accounts be invested in Conversion Stock.

(b)           Notwithstanding the above, if the Tax-Qualified Employee Stock Benefit Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Conversion Stock subscribed for by such plans upon consummation of the Offerings, provided that, in the case of the ESOP, there is in force from the time of its subscription until the consummation of the Offerings, a loan commitment to lend to the ESOP, at such time, the aggregate price of the shares for which it subscribed.

(c)           If a Participant or other Person authorizes the Bank to withdraw the amount of the aggregate Purchase Price from his or her Deposit Account, the Bank shall have the right to make such withdrawal or to freeze funds equal to the aggregate Purchase Price upon receipt of the Order Form.  Notwithstanding any regulatory provisions regarding penalties for early withdrawals from certificate accounts, the Bank may allow payment by means of withdrawal from certificate accounts without the assessment of such penalties.  In the case of an early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if any applicable minimum balance requirement ceases to be met.  In such case, the remaining balance will earn interest at the regular statement savings rate.  However, where any applicable minimum balance is maintained in such certificate account, the rate of return on the balance of the certificate account shall remain the same as before such early withdrawal.  This waiver of the early withdrawal penalty applies only to withdrawals made in connection with the purchase of Conversion Stock.

(d)           The subscription funds will be held by the Bank or, in the Bank’s discretion, in an escrow account at an unaffiliated insured financial institution.  The Holding Company shall pay interest, at not less than the Bank’s statement savings rate, for all amounts paid by check, bank draft or money order to purchase shares of Conversion Stock in the Subscription Offering and the Community Offering from the date payment is received until the date the Offerings are completed or terminated.

(e)           The Holding Company will not knowingly offer or sell any of the Conversion Stock proposed to be issued to any Person whose purchase would be financed by funds loaned, directly or indirectly, to the Person by the Bank.

(f)            Each share of Conversion Stock shall be non-assessable upon payment in full of the Purchase Price.

13.                               ACCOUNT HOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES.

The Holding Company shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside.  However, the Holding Company may elect that no Participant will be offered or receive any Conversion Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which any of the following apply: (a) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (b) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such Participants would require any of the Holding Company or the Bank or their respective directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Conversion Stock for sale in such jurisdiction, or any of the Holding Company or the Bank would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; or (c) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise.

14.                               VOTING RIGHTS OF STOCKHOLDERS.

Following consummation of the Conversion and Reorganization, voting rights with respect to the Bank shall be held and exercised exclusively by the Holding Company as holder of all of the Bank’s outstanding voting capital stock, and voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company’s Stock.

15.                               LIQUIDATION ACCOUNT.

(a)           At the time of the MHC Merger, the Holding Company shall establish the Liquidation Account in an amount equal to the percentage of the outstanding shares of the Mid-Tier Holding Company Common Stock owned by the MHC before the MHC Merger, multiplied by the Mid-Tier Holding Company’s total stockholders’ equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion and Reorganization, plus the value of the net assets of the MHC as reflected in the latest statement of financial condition of the MHC before the effective date of the Conversion and Reorganization (excluding its ownership of Mid-Tier Holding Company Common Stock).  The purpose of the Liquidation Account is to preserve the rights of certain holders of Deposit Accounts in the Bank who maintain such accounts in the Bank following the Conversion and Reorganization to a priority to distributions in the unlikely event of a liquidation of the Bank after the Conversion and Reorganization.

(b)           The Liquidation Account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Bank after the Conversion and Reorganization.  Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the Liquidation Account balance, which interest will be referred to in this Section 15 as the “subaccount balance.” All Deposit Accounts having the same social security number will be aggregated for determining the initial subaccount balance with respect to such Deposit Accounts, except as provided in Section 15(d) hereof.  As a part of the Conversion and Reorganization, the Holding Company shall cause the Bank to establish and maintain a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Bank after the Conversion and Reorganization.

(c)           (i)            In the event of a complete liquidation of (x) the Bank or (y) the Bank and the Holding Company subsequent to the Conversion and Reorganization (and only in such event) following all liquidation payments to creditors of the Bank (including those to Eligible Account Holders and Supplemental Eligible Account Holders to the extent of their Deposit Accounts), each Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be entitled to receive a liquidation distribution from the Liquidation Account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the capital stock of the Holding Company.  No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Bank or the Holding Company is not the surviving entity shall be considered a complete liquidation for this purpose.  In any such transaction, the Liquidation Account or Bank Liquidation Account, as applicable, shall be assumed by the surviving entity.

(ii)           In the unlikely event of a complete liquidation of (x) the Bank or (y) the Bank and the Holding Company subsequent to the Conversion and Reorganization (and only in such event) following all liquidation payments to creditors of the Bank (including those to Eligible Account Holders and Supplemental Eligible Account Holders to the extent of their Deposit Accounts), at a time when the Bank has a positive net worth, and the Holding Company does not have sufficient assets (other than the stock of the Bank) at the time of the liquidation to fund the distribution due with respect to the Liquidation Account, the Bank with respect to the Bank Liquidation Account shall immediately pay directly to Eligible Account Holders and Supplemental Eligible Account Holders an amount necessary to fund the Holding Company’s remaining obligations under the Liquidation Account, before any liquidation distribution may be made to any holders of the Bank’s capital stock and without making such amount subject to the Holding Company’s creditors.  Each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a distribution from the Liquidation Account with respect to the Holding Company, in the amount of the then adjusted subaccount balance then held, before any distribution may be made to any holders of the Holding Company’s capital stock.  No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution, in which the Bank or the Holding Company is not the surviving entity shall be considered a complete liquidation for this purpose.  In any such transaction, the Liquidation Account or Bank Liquidation Account, as applicable, shall be assumed by the surviving entity.

(iii)          In the event of the complete liquidation of the Holding Company where the Bank is not also completely liquidating, or in the event of a sale or other disposition of the Holding Company apart from the Bank, each Eligible Account Holder and Supplemental Eligible Account Holder shall be treated as surrendering the rights to his or her Liquidation Account and receiving from the Holding Company an equivalent interest in the Bank Liquidation Account.  Each such holder’s interest in the Bank Liquidation Account shall be subject to the same rights and terms as if the Bank Liquidation Account was the Liquidation Account (except that the Holding Company shall cease to exist).

(d)           The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders, if any.  For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, if any, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date.  Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

(e)           If the aggregate deposit balance in the Deposit Account(s) of any Eligible Account Holder or Supplemental Eligible Account Holder, if any, at the close of business on any annual closing date, commencing on or after the effective date of the Conversion and Reorganization, is less than the lesser of (a) the aggregate deposit balance in such Deposit Account(s) at the close of business on any other annual closing date subsequent to such record dates or (b) the aggregate deposit balance in such Deposit Account(s) as of the Eligibility Record Date or the Supplemental Eligibility Record Date, if any, the subaccount balance for such Deposit Account(s) shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance.  In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account(s).  The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder, if any, will be reduced to zero if the account holder ceases to maintain a Deposit Account at the Bank that has the same social security number as appeared on his Deposit Account(s) at the Eligibility Record Date or, if applicable, the Supplemental Eligibility Record Date.

(f)            Subsequent to the Conversion and Reorganization, neither the Holding Company nor the Bank may pay cash dividends generally on deposit accounts and/or capital stock of the Holding Company or the Bank, or repurchase any of the capital stock of the Holding Company or the Bank, if such dividend or repurchase would reduce the Holding Company’s and/or Bank’s capital below: (i) the amount required for the Liquidation Account or Bank Liquidation Account as applicable; or (ii) the regulatory capital requirements of the Holding Company (to the extent applicable) or the Bank; otherwise, the existence of the Liquidation Account and the Bank Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Bank.

(g)           The amount of the Bank Liquidation Account shall equal at all times the amount of the Liquidation Account.  In no event will any Eligible Account Holder or Supplemental Eligible Account

Holder be entitled to a distribution exceeding such holder’s subaccount balance in the Liquidation Account.

(h)           For the two-year period following the completion of the Conversion and Reorganization, the Holding Company will not, except with the prior written approval of the FRB, (i) liquidate or sell the Holding Company, or (ii) cause the Bank to be liquidated or sold.  Thereafter, upon the written request of the FRB, the Holding Company shall eliminate or transfer the Liquidation Account to the Bank and the Liquidation Account shall be assumed by the Bank, at which time the interests of Eligible Account Holders and Supplemental Eligible Account Holders will be solely, exclusively and directly in the Liquidation Account established in the Bank.  If such transfer occurs, the Holding Company shall be deemed to have transferred the Liquidation Account to the Bank and such Liquidation Account shall become the liquidation account of the Bank and shall not be subject in any manner or amount to the claims of the Holding’s Company’s creditors.  Approval of the Plan of Conversion shall constitute approval of the transactions described herein by the Depositors of the MHC and any other person or entity required to approve the Plan.

(i)            For purposes of this Section 15, a Deposit Account includes a predecessor or successor account that is held by an account holder with the same social security number.

16.          TRANSFER OF DEPOSIT ACCOUNTS.

Each Person holding a Deposit Account at the Bank at the time of the Conversion and Reorganization shall retain an identical Deposit Account at the Bank following the Conversion and Reorganization in the same amount (as adjusted to give effect to any withdrawal made for the purchase of Conversion Stock) and subject to the same terms and conditions (except as to voting and liquidation rights).

17.                               REQUIREMENTS FOLLOWING THE CONVERSION AND REORGANIZATION FOR REGISTRATION, MARKET MAKING AND STOCK EXCHANGE LISTING.

In connection with the Conversion and Reorganization, the Holding Company shall register the Holding Company Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister the Holding Company Common Stock for a period of three (3) years following the Conversion and Reorganization.  The Holding Company also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Holding Company Common Stock, and (ii) list the Holding Company Common Stock on a national or regional securities exchange or on the Nasdaq Automated Quotation System.

18.          COMPLETION OF THE OFFERINGS.

The Offerings will be terminated if not completed within forty-five (45) days after the last day of the Subscription Offering, unless an extension is approved by the FRB.

19.                               REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION AND REORGANIZATION.

For a period of three (3) years following the Conversion and Reorganization, the directors and Officers of the Holding Company and the Bank and their Associates may not purchase Holding Company Common Stock, without the prior written approval of the FRB, except from a broker-dealer registered with the SEC.  This prohibition shall not apply, however, to (i) a negotiated transaction involving more than 1% of the outstanding Holding Company Common Stock and (ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of stockholder approval of such plan) even if such Holding Company Common Stock may be attributable to individual Officers or directors and their Associates.  The foregoing restriction on purchases of Holding Company Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

20.                               FUNDING OF FOUNDATION.

In connection with the Conversion and Reorganization, the Holding Company intends to contribute up to $1.0 million in cash to the Foundation.  The Foundation was formed in 2007 to complement the Bank’s existing community reinvestment activities and to share with the Bank’s local community a part of the Bank’s financial success as a locally headquartered, community-minded, financial services institution. The funding of the Foundation with such cash will help to further this goal.

The Foundation is dedicated to the promotion of charitable purposes including grants or donations to support housing, not-for-profit community groups and other types of organizations or civic-minded projects.  The Foundation annually will distribute total grants to assist charitable organizations or to fund charitable projects within its local community of not less than 5% of the average fair value of Foundation assets each year, less certain expenses.  To serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification after the completion of the Conversion and Reorganization, the Foundation may sell, on an annual basis, a limited portion of Holding Company Common Stock held by the Foundation.

The funding of the Foundation as part of the Conversion and Reorganization is subject to the receipt of FRB approval and the approval of:  (1) at least a majority of the total number of votes eligible to be cast by Voting Depositors at the Special Meeting of Depositors, (2) the holders of at least two-thirds of the outstanding shares of Mid-Tier Holding Company Common Stock eligible to vote at the Meeting of Stockholders; and (3) the holders of a majority of the outstanding shares of Mid-Tier Holding Company Common Stock owned by Minority Stockholders.  The Conversion and Reorganization is not conditioned upon the funding of the Foundation.  The Conversion and Reorganization may proceed and be completed whether or not the Foundation is funded.

21.                               RESTRICTIONS ON TRANSFER OF CONVERSION STOCK.

All shares of Conversion Stock that are purchased by Persons other than directors and Officers of the Holding Company or the Bank shall be transferable without restriction.  Shares of Conversion Stock purchased by directors and Officers of the Holding Company or the Bank on original issue from the Holding Company (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one (1) year following the date of purchase, except for any disposition of such shares following the death of the original purchaser.  The shares of Conversion Stock issued by the Holding Company to such directors and Officers shall bear the following legend giving appropriate notice of such one-year restriction:

“The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate, except that in the event of the death of the holder hereof, the successor in interest may sell the shares.  These shares may not be sold during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation.  This restrictive legend shall be deemed null and void after one year from the date of this Certificate.”

In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company with respect to the applicable restrictions relating to the transfer of restricted stock.  Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock.  The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

22.                               TAX RULINGS OR OPINIONS.

Consummation of the Conversion and Reorganization is conditioned upon prior receipt by the Primary Parties of either a ruling or an opinion of counsel with respect to federal tax laws to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Primary Parties or to account holders receiving Subscription Rights before or after the Conversion and Reorganization, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

23.                               STOCK COMPENSATION PLANS; EMPLOYMENT AND SEVERANCE AGREEMENTS.

(a)           The Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion and Reorganization, including, without limitation, an employee stock ownership plan.

(b)           After the Conversion and Reorganization, the Holding Company and the Bank are authorized to adopt Non-Tax Qualified Employee Stock Benefit Plans, including without limitation, stock option plans and restricted stock plans, provided however that any such plan implemented during the one-year period after the date of consummation of the Conversion and Reorganization:  (i) shall be disclosed in the Prospectus; (ii) in the case of stock option plans and employee recognition or grant plans, shall be submitted for approval by the holders of the Common Stock no earlier than six (6) months following consummation of the Conversion and Reorganization; and (iii) shall comply with all other applicable requirements of the FRB.

(c)           Existing, as well as any newly-created, Tax-Qualified Employee Stock Benefit Plans may purchase shares of Conversion Stock in the Offerings, to the extent permitted by the terms of such benefit plans and this Plan.

(d)           The Holding Company and the Bank are authorized to enter into employment or severance agreements with their executive officers.

24.                               DIVIDEND AND REPURCHASE RESTRICTIONS ON HOLDING COMPANY COMMON STOCK.

(a)           Following consummation of the Conversion and Reorganization, any repurchases of shares of capital stock by the Holding Company will be made in accordance with then applicable laws and regulations.

(b)           The Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause the regulatory capital of the Bank to be reduced below the amount required for the liquidation account.  Any dividend declared or paid on, or repurchase of, the Bank’s capital stock also shall be in compliance with then applicable laws and regulations.

25.          AMENDMENT OR TERMINATION OF THE PLAN.

If deemed necessary or desirable by the Boards of Directors of the Primary Parties, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time before the solicitation of proxies from the Depositors and the Stockholders to vote on the Plan and at any time thereafter with the concurrence of the FRB.  Any amendment to this Plan made after approval by the Depositors and the Stockholders shall not necessitate further approval by either the Depositors or the Stockholders unless otherwise required by the FRB.  This Plan shall terminate if the sale of all shares of Conversion Stock is not completed within twenty-four (24) months from date of the Special Meeting of Depositors.  Before the earlier of the Meeting of Stockholders and the Special Meeting of Depositors, this Plan may be terminated by the Boards of Directors of the Primary Parties without approval of the FRB.  After the earlier of the Meeting of Stockholders and the Special Meeting of Depositors, the Primary Parties may terminate this Plan only with the concurrence of the FRB.

26.                               INTERPRETATION OF THE PLAN.

All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Boards of Directors of the Primary Parties shall be final, subject to the authority of the FRB.

ANNEX A

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of                    , 2015, is made by and between Beneficial Savings Bank MHC, a federally chartered mutual holding company (the “MHC”), and Beneficial Mutual Bancorp, Inc., a federally chartered mid-tier holding company (the “Mid-Tier Holding Company” or the “Surviving Corporation”) (collectively, the “Constituent Corporations”).

WITNESSETH:

WHEREAS, the MHC, the Mid-Tier Holding Company and Beneficial Mutual Savings Bank, a Pennsylvania-chartered savings bank (the “Bank”) have adopted a Plan of Conversion and Reorganization pursuant to which:  (i) the MHC will merge with and into the Mid-Tier Holding Company, with the Mid-Tier Holding Company as the surviving entity (the “MHC Merger”); (ii) the Mid-Tier Holding Company will merge with and into a newly formed stock corporation (the “Holding Company”), with the Holding Company as the surviving entity (the “Mid-Tier Holding Company Merger”); and (iii) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion and Reorganization (collectively, the “Conversion and Reorganization”); and

WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the MHC Merger.

NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

1.             EFFECTIVE TIME.  The MHC Merger shall not be effective unless and until the MHC Merger receives any necessary approvals from the Board of Governors of the Federal Reserve System or such other later time specified on the articles of combination or similar document filed with the Board of Governors of the Federal Reserve System (the “Effective Time”).

2.             THE MHC MERGER AND EFFECT THEREOF.  Subject to the terms and conditions set forth herein and in the Plan of Conversion and Reorganization and the expiration of all applicable waiting periods, the MHC shall merge with and into the Mid-Tier Holding Company, which shall be the Surviving Corporation.  Upon consummation of the MHC Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation.  In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the MHC Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the MHC Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the MHC Merger had not occurred.

3.             TREATMENT OF MID-TIER HOLDING COMPANY COMMON STOCK AND MEMBER INTERESTS; LIQUIDATION ACCOUNT.

At the Effective Time:

(a)           each share of common stock, $0.01 par value per share, of the Mid-Tier Holding Company (the “Mid-Tier Holding Company Common Stock”) issued and outstanding immediately before the Effective Time and held by the MHC shall, by virtue of the MHC Merger and without any action on the part of the holder thereof, be canceled; and

(b)           the Mid-Tier Holding Company shall establish a liquidation account on behalf of certain depositors of the Bank as provided for in the Plan of Conversion and Reorganization.

4.             RIGHTS OF DISSENT AND APPRAISAL ABSENT.  There shall be no dissenter or appraisal rights in connection with the MHC Merger.

5.             NAME OF SURVIVING CORPORATION.  The name of the Surviving Corporation shall be “Beneficial Mutual Bancorp, Inc.”

6.             DIRECTORS OF THE SURVIVING CORPORATION.  Upon and after the Effective Time, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be nine.  The names of those persons who, upon and after the Effective Time, shall be directors of the Surviving Corporation are set forth below.  Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his or her respective name, and until a successor is elected and qualified.

Name	Residence Address	Year Term Expires

Elizabeth H. Gemmill		2015
Joseph J. McLaughlin		2015
Edward G. Boehne		2016
Karen Dougherty Buchholz		2016
Donald F. Gayhardt, Jr.		2016
Roy D. Yates		2016
Gerard P. Cuddy		2017
Frank A. Farnesi		2017
Thomas J. Lewis		2017

7.             OFFICERS OF THE SURVIVING CORPORATION.  Upon and after the Effective Time, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Mid-Tier Holding Company immediately before the Effective Time shall be the officers of the Surviving Corporation.

8.             OFFICES.  Upon the Effective Time, all offices of the Mid-Tier Holding Company shall be offices of the Surviving Corporation.  As of the Effective Time, the home office of the Surviving Corporation shall remain at 1818 Market Street, Philadelphia, Pennsylvania 19103.

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9.             CHARTER AND BYLAWS.  On and after the Effective Time, the Charter of the Mid-Tier Holding Company as in effect immediately before the Effective Time shall be the Charter of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.  On and after the Effective Time, the Bylaws of the Mid-Tier Holding Company as in effect immediately before the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

10.          STOCKHOLDER AND DEPOSITOR APPROVALS.  The affirmative votes of the holders of Mid-Tier Holding Company Common Stock and of the depositors of the Bank as set forth in the Plan of Conversion and Reorganization shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of the Mid-Tier Holding Company and the MHC, respectively

11.          DIRECTOR APPROVAL.  At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

12.          ABANDONMENT OF PLAN.  This Agreement and Plan of Merger may be abandoned by either the MHC or the Mid-Tier Holding Company at any time before the Effective Time in the manner set forth in the Plan of Conversion and Reorganization.

13.          AMENDMENTS.  This Agreement and Plan of Merger may be amended by a subsequent writing signed by the parties hereto.

14.          SUCCESSORS.  This Agreement shall be binding on the successors of the Constituent Corporations.

15.          GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the United States of America.

[Signatures on following page]

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IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

Attest:	BENEFICIAL MUTUAL SAVINGS BANK MHC

By:
William J. Kline, Jr.		Gerard P. Cuddy
Corporate Secretary		President and Chief Executive Officer

Attest:	BENEFICIAL MUTUAL BANCORP, INC.

By:
William J. Kline, Jr.		Gerard P. Cuddy
Corporate Secretary		President and Chief Executive Officer

ANNEX B

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of                     , 2015, is made by and between Beneficial Mutual Bancorp, Inc., a federal corporation (the “Mid-Tier Holding Company”), and Beneficial Bancorp, Inc., a Maryland corporation (the “Holding Company” or the “Surviving Corporation”) (collectively, the “Constituent Corporations”).

WITNESSETH:

WHEREAS, Beneficial Savings Bank MHC, a federally chartered mutual holding company (the “MHC”), the Mid-Tier Holding Company, and Beneficial Mutual Savings Bank, a Pennsylvania-chartered savings bank (the “Bank”), have adopted a Plan of Conversion and Reorganization pursuant to which:  (i) the MHC will merge with and into the Mid-Tier Holding Company, with the Mid-Tier Holding Company as the surviving entity; (ii) the Mid-Tier Holding Company will merge with and into the Holding Company, with the Holding Company as the surviving entity (the “Mid-Tier Holding Company Merger”); and (iii) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion and Reorganization (collectively, the “Conversion and Reorganization”); and

WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the Holding Company Merger.

NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

1.             EFFECTIVE TIME.  The Mid-Tier Holding Company Merger shall not be effective unless and until the Mid-Tier Holding Company Merger receives any necessary approvals from the Board of Governors of the Federal Reserve System or such other later time specified on the Articles of Merger filed with the Maryland State Department of Assessments and Taxation (the “Effective Time”).

2.             THE MID-TIER HOLDING COMPANY MERGER AND EFFECT THEREOF.  Subject to the terms and conditions set forth herein and in the Plan of Conversion and Reorganization and the expiration of all applicable waiting periods, the Mid-Tier Holding Company shall merge with and into the Holding Company, which shall be the Surviving Corporation.  Upon consummation of the Mid-Tier Holding Company Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation.  In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Mid-Tier Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mid-Tier Holding Company Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Mid-Tier Holding Company Merger had not occurred.

3.             CONVERSION OF STOCK.

(a)           At the Effective Time:

(i)            each share of common stock, $0.01 par value per share, of the Mid-Tier Holding Company (the “Mid-Tier Holding Company Common Stock”) issued and outstanding immediately before the Effective Time shall, by virtue of the Mid-Tier Holding Company Merger and without any action on the part of the holder thereof, be converted into the right to receive shares of common stock, $0.01 par value per share, of the Holding Company (the “Holding Company Common Stock”) based on the Exchange Ratio, as defined in the Plan of Conversion and Reorganization, plus the right to receive cash in lieu of any fractional share interest, as determined in accordance with Section 3(b) hereof;

(ii)           each share of Holding Company Common Stock issued and outstanding immediately before the Effective Time shall, by virtue of the Mid-Tier Holding Company Merger and without any action on the part of the holder thereof, be canceled and no consideration shall be exchanged therefor; and

(iii)          the Holding Company shall establish a liquidation account on behalf of certain depositors of the Bank as provided for in the Plan of Conversion and Reorganization.

(b)           Notwithstanding any other provision hereof, no fractional shares of Holding Company Common Stock shall be issued to holders of Mid-Tier Holding Company Common Stock.  In lieu thereof, the holder of shares of Mid-Tier Holding Company Common Stock entitled to a fraction of a share of Holding Company Common Stock shall, at the time of surrender of the certificate or certificates representing such holder shares, receive an amount of cash equal to the product arrived at by multiplying such fraction of a share of Holding Company Common Stock by the Purchase Price, as defined in the Plan of Conversion and Reorganization.  No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

4.             EXCHANGE OF SHARES.

(a)           At or after the Effective Time, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Mid-Tier Holding Company Common Stock, upon surrender of the same to an agent, duly appointed by the Holding Company (the “Exchange Agent”), shall be entitled to receive in exchange therefor certificate(s) representing the number of full shares of Holding Company Common Stock for which the shares of Mid-Tier Holding Company Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3(a) hereof.  The Exchange Agent shall mail to each holder of record of an outstanding certificate that immediately before the Effective Time evidenced shares of Mid-Tier Holding Company Common Stock, and that is to be exchanged for Holding Company Common Stock as provided in Section 3(a) hereof, a form of letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent advising such holder of the terms of the exchange effected by the Mid-Tier Holding Company Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for certificate or certificates evidencing Holding Company Common Stock.

(b)           No holder of a certificate theretofore representing shares of Mid-Tier Holding Company Common Stock shall be entitled to receive any dividends in respect of the Holding Company Common

Stock into which such shares shall have been converted by virtue of the Mid-Tier Holding Company Merger until the certificate representing such shares of Mid-Tier Holding Company Common Stock is surrendered in exchange for certificates representing shares of Holding Company Common Stock.  If dividends are declared and paid by the Holding Company in respect of Holding Company Common Stock after the Effective Time but before surrender of certificates representing shares of Mid-Tier Holding Company Common Stock, dividends payable in respect of shares of Holding Company Common Stock not then issued shall accrue (without interest).  Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Mid-Tier Holding Company Common Stock.  The Holding Company shall be entitled, after the Effective Time, to treat certificates representing shares of Mid-Tier Holding Company Common Stock as evidencing ownership of the number of full shares of Holding Company Common Stock into which the shares of Mid-Tier Holding Company Common Stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

(c)           The Holding Company shall not be obligated to deliver a certificate or certificates representing shares of Holding Company Common Stock to which a holder of Mid-Tier Holding Company Common Stock would otherwise be entitled as a result of the Mid-Tier Holding Company Merger until such holder surrenders the certificate or certificates representing the shares of Mid-Tier Holding Company Common Stock for exchange as provided in this Section 4, or, in default thereof, an appropriate affidavit of loss and indemnification agreement and/or an indemnity bond as may be required in each case by the Holding Company.  If any certificate evidencing shares of Holding Company Common Stock is to be issued in a name other than that in which the certificate evidencing Mid-Tier Holding Company Common Stock surrendered in exchanged therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

5.             RIGHTS OF DISSENT AND APPRAISAL ABSENT.  Holders of Mid-Tier Holding Company Common Stock shall not have any dissenter or appraisal rights in connection with the Mid-Tier Holding Company Merger.

6.             NAME OF SURVIVING CORPORATION.  The name of the Surviving Corporation shall be “Beneficial Bancorp, Inc.”

7.             DIRECTORS OF THE SURVIVING CORPORATION.  Upon and after the Effective Time, until changed in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be nine.  The names of those persons who, upon and after the Effective Time, shall be directors of the Surviving Corporation are set forth below.  Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his or her respective name, and until a successor is elected and qualified.

Name	Residence Address	Year Term Expires

Elizabeth H. Gemmill		2015
Joseph J. McLaughlin		2015
Edward G. Boehne		2016
Karen Dougherty Buchholz		2016
Donald F. Gayhardt, Jr.		2016
Roy D. Yates		2016
Gerard P. Cuddy		2017
Frank A. Farnesi		2017
Thomas J. Lewis		2017

8.             OFFICERS OF THE SURVIVING CORPORATION.  Upon and after the Effective Time, until changed in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and applicable law, the officers of the Holding Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

9.             OFFICES.  Upon the Effective Time, all offices of the Holding Company shall be offices of the Surviving Corporation.  As of the Effective Time, the home office of the Surviving Corporation shall remain at 1818 Market Street, Philadelphia, Pennsylvania 19103.

10.          ARTICLES OF INCORPORATION AND BYLAWS.  On and after the Effective Time, the Articles of Incorporation of the Holding Company as in effect immediately before the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.  On and after the Effective Time, the Bylaws of the Holding Company as in effect immediately before the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

11.          STOCK COMPENSATION PLANS.  As of the Effective Time, options outstanding under the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan shall be assumed by the Holding Company and thereafter shall be options only for shares of Holding Company Common Stock, with each such option being for a number of shares of Holding Company Common Stock equal to the number of shares of Mid-Tier Holding Company Common Stock that were available thereunder immediately before the Effective Time multiplied by the Exchange Ratio, as defined in the Plan of Conversion and Reorganization, and the price of each such option shall be adjusted to reflect the Exchange Ratio so that the aggregate purchase price of the option is unaffected, but with no change in any other term or condition of such option.  The Holding Company shall make appropriate amendments to the plan to reflect the adoption of the plan by the Holding Company without adverse effect upon the options outstanding thereunder.

12.          STOCKHOLDER AND DEPOSITOR APPROVALS.  The affirmative votes of the holders of Mid-Tier Holding Company Common Stock and of the depositors of the Bank as set forth in the Plan of Conversion and Reorganization shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of the Mid-Tier Holding Company and the MHC, respectively.  The approval of the Mid-Tier Holding Company, as the sole stockholder of the Bank, shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of the Bank.

13.          DIRECTOR APPROVAL.  At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

14.          REGISTRATION; OTHER APPROVALS.  In addition to the approvals set forth in Sections 1, 12 and 13 hereof and in the Plan of Conversion and Reorganization, the obligations of the parties hereto to consummate the Mid-Tier Holding Company Merger shall be subject to the Holding Company Common Stock to be issued hereunder in exchange for Mid-Tier Holding Company Common Stock being registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state securities laws, as well as the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

15.          ABANDONMENT OF PLAN.  This Agreement and Plan of Merger may be abandoned by either the Mid-Tier Holding Company or the Holding Company at any time before the Effective Time in the manner set forth in the Plan of Conversion and Reorganization.

16.          AMENDMENTS.  This Agreement and Plan of Merger may be amended by a subsequent writing signed by the parties hereto.

17.          SUCCESSORS.  This Agreement shall be binding on the successors of the Constituent Corporations.

18.          GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the United States of America.

[Signatures on following page]

                IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

Attest:	BENEFICIAL MUTUAL BANCORP, INC.

By:
William J. Kline, Jr.		Gerard P. Cuddy
Corporate Secretary		President and Chief Executive Officer

Attest:	BENEFICIAL BANCORP, INC.

By:
William J. Kline, Jr.		Gerard P. Cuddy
Corporate Secretary		President and Chief Executive Officer

ANNEX C

ARTICLES OF INCORPORATION

OF

BENEFICIAL BANCORP, INC.

FIRST: The undersigned, Gerard P. Cuddy, whose address is 1818 Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania 19103, being at least eighteen (18) years of age, acting as incorporator, does hereby form a corporation under the general laws of the State of Maryland.

SECOND: The name of the corporation (hereinafter the “Corporation”) is:

BENEFICIAL BANCORP, INC.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the general laws of the State of Maryland.

FOURTH: The present address of the principal office of the Corporation in the State of Maryland is 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.

FIFTH:  The name and address of the resident agent of the Corporation is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.  Said resident agent is a Maryland corporation.

SIXTH:

A.            The total number of shares of stock of all classes of stock which the Corporation has authority to issue is six hundred million (600,000,000) shares, having an aggregate par value of six million dollars ($6,000,000), of which five hundred million (500,000,000) are to be shares of common stock with a par value of one cent ($0.01) per share, and one hundred million (100,000,000) are to be shares of preferred stock with a par value of one cent ($0.01) per share.

B.            A description of each class of stock of the Corporation, including any voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, is as follows:

1.             Common Stock.  Subject to all of the rights of the preferred stock as expressly provided in these Articles of Incorporation, by law or by the Board of Directors in a resolution(s) pursuant to this Article SIXTH, the common stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by Maryland law in the absence of any express grant of rights or privileges in the Corporation’s Articles of Incorporation, including but not limited to, the following:

a.                                      Holders of the common stock shall be entitled to one (1) vote per share on each matter submitted to a vote at a meeting of stockholders; provided, however, that there shall not be any cumulative voting of the common stock.

b.                                      Dividends may be declared and paid or set aside for payment upon the common stock out of any assets or funds of the Corporation legally available therefor.

c.                                       Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, its net assets shall be distributed ratably to holders of the common stock.

2.             Preferred Stock.  The Board of Directors is expressly authorized to classify and reclassify any unissued shares of preferred stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering from time to time before issuance any one or more of the following:

a.                                      The distinctive designation of such class or series and the number of shares to constitute such class or series; provided however, that unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired, or converted into shares of common stock or any other class or series shall remain part of the authorized preferred stock and be subject to classification and reclassification as provided in this Paragraph B.2.

b.                                      Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative, and as participating or non-participating.

c.                                       Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

d.                                      Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including

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provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

e.                                       Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date(s) upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

f.                                        The rights of the holders of shares of such class or series upon the liquidation, dissolution, or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution, or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

g.                                       Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of monies for the purchase or redemption of, any capital stock of the Corporation, or upon any other action of the Corporation, including action under this Paragraph B.2, and, if so, the terms and conditions thereof.

h.                                      Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Articles of Incorporation of the Corporation.

C.                                    1.                                      Notwithstanding any other provision of these Articles of Incorporation, in no event shall any record owner of any outstanding common stock that is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns shares of common stock in excess of the Limit (as hereinafter defined), be entitled or permitted to any vote in respect of the shares held in excess of the Limit.  The number of votes that may be cast by any record owner by virtue of the provisions hereof in respect of common stock beneficially owned by such person beneficially owning shares in excess of the Limit shall be a number equal to the total number of votes that a single record owner of all common stock beneficially owned by such person would be entitled to cast (subject to the provisions of this Article SIXTH), multiplied by a fraction, the numerator of which is the number of shares of such class or series that are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of common stock beneficially owned by such person owning shares in excess of the Limit.  The provisions of this Section C of Article SIXTH shall not be applicable, and any record owner of any outstanding common stock that is beneficially owned,

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directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns shares of common stock in excess of the Limit shall have full voting rights with respect to all shares owned of record, if, before the beneficial owner of such shares acquired beneficial ownership of shares in excess of the Limit, the beneficial owner’s ownership of shares in excess of the Limit shall have been approved by a majority of the Unaffiliated Directors (as defined below).

2.                                      The following definitions shall apply to this Section C of Article SIXTH:

a.                                      “Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of these Articles of Incorporation.

b.                                      “Beneficial ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles of Incorporation; provided, however, that a person shall, in any event, also be deemed the “beneficial owner” of any common stock:

(1)                                 that such person or any of its Affiliates beneficially owns, directly or indirectly; or

(2)                                 that such person or any of its Affiliates has:  (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (b) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or

(3)                                 that are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or

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disposing of any shares of capital stock of the Corporation; and provided further, however, that:  (a) no director or officer of the Corporation (or any Affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any common stock beneficially owned by any other such director or officer (or any Affiliate thereof); and (b) neither any employee stock ownership plan or similar plan of the Corporation or any subsidiary of the Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any common stock held under any such plan.  For purposes only of computing the percentage of beneficial ownership of common stock of a person, the outstanding common stock shall include shares deemed owned by such person through application of this Subparagraph C.2.b but shall not include any other shares of common stock that may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.  For all other purposes, the outstanding common stock shall include only shares of common stock then outstanding and shall not include any shares of common stock that may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

c.                                       The “Limit” shall mean ten percent (10%) of the then-outstanding shares of common stock.

d.                                      A “person” shall include an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a limited liability company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

e.                                       “Unaffiliated Director” means any member of the Board of Directors who is unaffiliated with the person beneficially owning shares in excess of the Limit (the “10% Beneficial Owner”) and was a member of the Board of Directors before the 10% Beneficial Owner became a 10% Beneficial Owner, and any director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the 10% Beneficial Owner and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of the Unaffiliated Directors then on the Board of Directors.

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3.             The Board of Directors shall have the power to construe and apply the provisions of this Section C and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to:  (a) the number of shares of common stock beneficially owned by any person; (b) whether a person is an Affiliate of another; (c) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership; (d) the application of any other definition or operative provision of this Section C to the given facts; or (e) any other matter relating to the applicability or effect of this Section C.

4.             The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own shares of common stock in excess of the Limit (or holds of record common stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to:  (a) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit; and (b) any other factual matter relating to the applicability or effect of this Section C as may reasonably be requested of such person.

5.             Except as otherwise provided by law or expressly provided in this Section C, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section C) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in these Articles of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

6.             Any constructions, applications or determinations made by the Board of Directors pursuant to this Section C in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

7.             In the event any provision (or portion thereof) of this Section C shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section C shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section C remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

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SEVENTH:

A.            The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, except as these Articles of Incorporation or Maryland law otherwise provides; provided, however that any limitations on the Board of Directors’ management or direction of the affairs of the Corporation shall reserve the Directors’ full power to discharge their fiduciary duties.

B.            The Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter with each Director to hold office for the term of office of his or her respective class and until his or her successor shall have been elected and qualified.  At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election with each Director to hold office for the term of office of his or her respective class and until his or her successor shall have been duly elected and qualified.

C.            The names of the initial directors who will serve until their successors are duly elected and qualified are as follows:

First Class - Term Expiring 2015

Elizabeth H. Gemmill

Joseph J. McLaughlin

Second Class — Term Expiring 2016

Edward G. Boehne

Karen Dougherty Buchholz

Donald F. Gayhardt, Jr.

Roy D. Yates

Third Class - Term Expiring 2017

Gerard P. Cuddy

Frank A. Farnesi

Thomas J. Lewis

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EIGHTH:

The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation, the directors and the stockholders:

A.            The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class and securities convertible into shares of its stock of any class for such consideration as determined by the Board of Directors in accordance with the Maryland General Corporation Law (the “MGCL”), and without any action by the stockholders.

B.            The Corporation, if authorized by the Board of Directors, may acquire shares of the Corporation’s capital stock.

C.            No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price(s) and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities that the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

D.            The Board of Directors shall have the power to create and to issue, whether or not in connection with the issuance and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class(es), on such terms and conditions and in such form as the Board of Directors shall set forth in a resolution.

E.            The Board of Directors shall have the power, subject to any limitations or restrictions imposed by law, to classify or reclassify any unissued shares of stock whether now or hereafter authorized, by fixing or altering in any one or more respects before issuance of such shares the voting powers, designations, preferences and relative, participating, optional or other special rights of such shares and the qualifications, limitations or restrictions of such preferences and/or rights.

F.             The Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the Bylaws of the Corporation by the affirmative vote of a majority of the directors then in office without the further approval of the stockholders.  Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law), the Bylaws shall not be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the affirmative vote of the holders of at least seventy five percent (75%) of the Voting Stock (after giving effect to the provisions of Article SIXTH), voting together as a single class.

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G.            The Board of Directors shall have the power to declare and authorize the payment of stock dividends payable in stock of one class of the Corporation’s capital stock to holders of stock of another class(es) of the Corporation’s capital stock.

H.            The Board of Directors shall have authority to exercise without a vote of stockholders all powers of the Corporation, whether conferred by law or by these Articles of Incorporation, to purchase, lease or otherwise acquire the business assets or franchises in whole or in part of other corporations or unincorporated business entities.

I.             The Board of Directors shall have the power to borrow or raise money, from time to time and without limit, and upon any terms, for any corporate purposes, and, subject to the MGCL, to authorize the creation, issuance, assumption or guaranty of bonds, notes or other evidences of indebtedness for monies so borrowed, to include therein such provisions as to redeemability, convertibility or otherwise as the Board of Directors, in its sole discretion, may determine and to secure the payment of principal, interest or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets and goodwill of the Corporation then owed or thereafter acquired.

J.             An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL.  If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

K.            The Board of Directors may, in connection with the exercise of its business judgment involving any actual or proposed transaction that would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market or otherwise, tender offer, merger, consolidation, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, or proxy solicitation (other than on behalf of the Board of Directors or otherwise)), in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to its stockholders, give due consideration to all relevant factors, including, but not limited to the following:  (1) the economic effect, both immediate and long-term, upon the Corporation’s stockholders, including stockholders, if any, choosing not to participate in the transaction; (2)

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effects, including any social and economic effects, on the employees, suppliers, creditors, depositors and customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (3) whether the proposal is acceptable based on the historical and current operating results or financial condition of the Corporation; (4) whether a more favorable price could be obtained for the Corporation’s stock or other securities in the future; (5) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees; (6) the future value of the stock or any other securities of the Corporation; and (7) any anti-trust or other legal and regulatory issues that are raised by the proposal.  If the Board of Directors determines that any actual or proposed transaction that would or may involve a change in control of the Corporation should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any and all of the following:  advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock, other securities or treasury stock or granting options with respect thereto; selling any of the assets of the Corporation; acquiring a company to create an anti-trust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity.

L.            Notwithstanding any provision of the MGCL requiring stockholder authorization of an action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in these Articles.

M.           Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, pursuant to a resolution approved by a majority of the directors then in office, shall determine that such rights apply with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

NINTH:  The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures required, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law.  The foregoing rights of indemnification shall not be exclusive of any rights to which those seeking indemnification may be entitled.  The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.  No amendment of the Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such

10

amendment or repeal.  Any indemnification payments made pursuant to this Article NINTH are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. 1828(k)) and the regulations promulgated thereunder by the Federal Deposit Insurance Corporation (12 C.F.R. Part 359).

TENTH:  The Corporation reserves the right to amend or repeal any provision contained in these Articles in the manner prescribed by the MGCL, including any amendment altering the terms or contract rights, as expressly set forth in these Articles, of any of the Corporation’s outstanding stock by classification, reclassification or otherwise, and no stockholder approval shall be required if the approval of stockholders is not required for the proposed amendment or repeal by the MGCL, and all rights conferred upon stockholders are granted subject to this reservation.  The Board of Directors, pursuant to a resolution approved by a majority of the directors then in office, and without action by the stockholders, may amend these Articles to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.  Notwithstanding any other provision of these Articles or any provision of law that might otherwise permit a lesser vote or no vote, any amendment of Section C of Article SIXTH, Section B of Article SEVENTH, Sections F and J of Article EIGHTH and this Article TENTH of the Corporation’s Articles of Incorporation shall require the affirmative vote of seventy five percent (75%) of the issued and outstanding shares of capital stock entitled to vote.

ELEVENTH: Under regulations of the Board of Governors of the Federal Reserve System, the Corporation must establish and maintain a liquidation account (the “Liquidation Account”) for the benefit of certain Eligible Account Holders and Supplemental Eligible Account Holders as defined in the Plan of Conversion and Reorganization (the “Plan of Conversion”). In the event of a complete liquidation involving (i) the Corporation or (ii) Beneficial Bank, the Corporation must comply with the regulations of the Board of Governors of the Federal Reserve System and the provisions of the Plan of Conversion with respect to the amount and priorities of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s interests in the Liquidation Account. The interest of an Eligible Account Holder or Supplemental Eligible Account Holder in the Liquidation Account does not entitle such account holders to voting rights.

[Signature pages follow]

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IN WITNESS WHEREOF, I have signed these articles and acknowledge the same to be my act.

SIGNATURE OF INCORPORATOR:

Name:	Gerard P. Cuddy
Title:	Incorporator

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CONSENT OF RESIDENT AGENT

The undersigned hereby agrees to its designation as resident agent in the State of Maryland for this corporation.

CSC-LAWYERS INCORPORATING
SERVICE COMPANY

Name:
Title:

13

ANNEX D

BYLAWS

OF

BENEFICIAL BANCORP, INC.

ARTICLE I - STOCKHOLDERS

Section 1.                                           ANNUAL MEETING

The annual meeting of the stockholders of Beneficial Bancorp, Inc. (the “Corporation”) shall be held each year at such date and time as the Board of Directors shall, in their discretion, fix.  The business to be transacted at the annual meeting shall include the election of directors and any other business properly brought before the meeting in accordance with these Bylaws.

Section 2.                                           SPECIAL MEETINGS

A special meeting of the stockholders may be called at any time for any purpose(s) by the Chairman of the Board, the President, or by two-thirds of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors.  By virtue of the Corporation’s election made hereby to be governed by Section 3-805 of the Maryland General Corporation Law, a special meeting of the stockholders shall be called by the Secretary of the Corporation upon the written request of the holders of at least a majority of all shares outstanding and entitled to vote on the business to be transacted at such meeting.  Notwithstanding the previous sentence, the Secretary of the Corporation shall not be obligated to call a special meeting of the stockholders requested by stockholders to take any action that is non-binding or advisory in nature.  Business transacted at any special meeting shall be confined to the purpose(s) stated in the notice of such meeting.

Section 3.                                           PLACE OF MEETING

The Board of Directors may designate any place, either within or without the State of Maryland, as the place of meeting for any annual or special meeting of stockholders.

Section 4.                                           NOTICE OF MEETING; WAIVER OF NOTICE

Not less than ten (10) days nor more than ninety (90) days before the date of every stockholders meeting, the Secretary shall give to each stockholder entitled to vote at or to notice of such meeting, written notice stating the place, date and time of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called, either by mail to his or her address as it appears on the records of the Corporation or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business.  Notwithstanding the foregoing provisions, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to notice.  Attendance of a person

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entitled to notice at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided however, that if the date of the adjourned meeting is more than one hundred twenty (120) days after the record date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith.

Section 5.                                           QUORUM

At any meeting of stockholders, the presence of a quorum for all purposes shall be determined as provided in the Articles of Incorporation unless or except to the extent that the presence of a larger number may be required by law.

If a quorum fails to attend any meeting, the Chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are represented in person or by proxy may adjourn the meeting to any place, date and time without further notice to a date not more than one hundred twenty (120) days after the original record date.  At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting originally called.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders to leave less than a quorum.

Section 6.                                           CONDUCT OF BUSINESS

(a)           The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

(b)           At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b).  For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days before the date of the annual meeting; provided, however, that if less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the

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close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  A stockholder’s notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder, (iv) a statement disclosing (A) whether such stockholder is acting with or on behalf of any other person and (B) if applicable, the identity of such person, and (v) any material interest of such stockholder in such business.  Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b).  The Chairman of the Board or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting in accordance with Article I, Section 2.

(c)           Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c).  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice shall be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days before the date of the meeting; provided, however, that if less than one hundred (100) days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  Such stockholder’s notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such stockholder, (B) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder, and (C) a statement disclosing (1) whether such stockholder or any nominee thereof is acting with or on behalf of any other person and (2) if applicable, the identity of such person.

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(d)           The requirements set forth in subsections (b) and (c) of this Section 6 shall apply to all shareholder proposals and nominations, without regard to whether such proposals or nominations are required to be included in the Corporation’s proxy statement or form of proxy.

Section 7.                                           VOTING

All elections shall be determined by a plurality of the votes cast, and, except as otherwise required by law or the Articles of Incorporation, all other matters shall be determined by a majority of the votes cast.

Section 8.                                           PROXIES

At all meetings of stockholders, a stockholder may vote the shares owned of record by him or her either in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact.  Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.  A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for as long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

Section 9.              CONTROL SHARE ACQUISITION ACT

Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation.  This Section 9 may be repealed at any time, in whole or in part, by a majority vote of the Corporation’s Board of Directors, whether before or after an acquisition of Control Shares (as such term is defined in Section 3-701(d) of the Maryland General Corporation Law, or any successor provision) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent Control Share Acquisition (as such term is defined in Section 3-701(e) of the Maryland General Corporation Law, or any successor provision).

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ARTICLE II - DIRECTORS

Section 1.                                           GENERAL POWERS

The business and affairs of the Corporation shall be managed by its Board of Directors.  The Board of Directors may exercise all the powers of the Corporation, except those conferred on or reserved to the stockholders by statute or by the Articles of Incorporation or the Bylaws.  The Board may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, and that are not inconsistent with these Bylaws and with the Maryland General Corporation Law.

The Board of Directors shall annually elect a Chairman of the Board from among its members.  The Chairman of the Board shall serve in a general oversight capacity and shall preside at all meetings of the Corporation’s Board of Directors.  The Chairman of the Board shall perform all duties and have all powers that are commonly included in the office of the Chairman of the Board or which are delegated to him by the Board of Directors.

Section 2.                                           NUMBER

The number of directors of the Corporation shall, by virtue of the Corporation’s election made hereby to be governed by Section 3-804(b) of the Maryland General Corporation Law, be fixed from time to time exclusively by vote of the Board of Directors; provided, however, that such number of directors shall never be less than the minimum number of directors required by the Maryland General Corporation Law.

Section 3.              VACANCIES AND NEWLY CREATED DIRECTORSHIPS

By virtue of the Corporation’s election made hereby to be governed by Section 3-804(c) of the Maryland General Corporation Law, any vacancies in the Board of Directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 4.                                           REGULAR MEETINGS

Regular meetings of the Board of Directors shall be held at such dates, such times and such places, either within or without the State of Maryland, as shall have been designated by the Board of Directors and publicized among all Directors.

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Section 5.              SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by the Chairman of the Board, by the Chief Executive Officer, or by two-thirds of the members of the Board of Directors in writing.  The person(s) authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding the special meeting of the Board of Directors called by them.

Section 6.                                           NOTICE

A notice of a regular meeting shall not be required.  The Secretary shall give notice to each director of the date, time and place of each special meeting of the Board of Directors.  Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by electronic transmission, telephone, telegraph, or similar means of transmission at least twenty four (24) hours before the time of the meeting, or in the alternative, when it is mailed to his or her address as it appears on the records of the Corporation, at least seventy two (72) hours before the time of the meeting.  Any director may waive notice of any meeting either before or after the holding thereof by written waiver filed with the records of the meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7.                                           TELEPHONIC MEETINGS

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8.                                           QUORUM

At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting without further notice or waiver thereof.

Section 9.                                           MANNER OF ACTING

The vote of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the Articles of Incorporation.

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Section 10.                                    REMOVAL OF DIRECTORS

Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the shares of stock entitled to vote in the election of directors.

Section 11.                                    RESIGNATION

A director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation.  Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 12.            COMPENSATION

By resolution of the Board of Directors, a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on such committees, may be paid to directors, as compensation for such attendance at meetings and other services as a director may render to the Corporation.

Section 13.                                    COMMITTEES

The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for these committees and any others provided for herein, elect a director(s) to serve as the member(s), designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, that any such committee shall have no power or authority with reference to (i) declaring dividends or distributions on stock, (ii) issuing stock other than as authorized by the Board of Directors, (iii) recommending to the stockholders any action that requires stockholder approval, (iv) amending the Bylaws and (v) approving a merger or share exchange which does not require stockholder approval. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member(s) of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall be made for notice to members of all meetings.  The quorum

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requirements for each such committee shall be a majority of the members of such committee.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing(s) are filed with the minutes of the proceedings of such committee.

Section 14.                                    ADVISORY DIRECTORS

The Board of Directors may by resolution appoint advisory directors to the Board, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide.  Advisory directors or directors emeriti shall not have the authority to vote on the transaction of business.

Section 15.            INTEGRITY OF DIRECTORS

A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

Section 16.            AGE LIMITATION

Any person who becomes a director after the adoption of these Bylaws shall not be eligible for election or reelection to the Board of Directors, if such person will attain seventy-five (75) years of age during the year in which such person’s election or reelection to the Board of Directors would otherwise occur.  This limitation shall not serve to shorten the term of any incumbent member of the Board of Directors of the Corporation and shall not apply to a person serving as a Director Emeritus of the Company.

ARTICLE III - OFFICERS

Section 1.                                           EXECUTIVE AND OTHER OFFICERS

The officers of the Corporation shall be a President, a Secretary and a Treasurer.  The Board of Directors may designate who shall serve as Chief Executive Officer, having general supervision of the business and affairs of the Corporation. In the absence of a designation, the President shall serve as Chief Executive Officer.  The Board of Directors may appoint such other officers as it may deem proper.  A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice President of the Corporation.

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Section 2.                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

The President and Chief Executive Officer shall be the principal executive officer of the Corporation.  Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of the President or that are delegated to him or her by the Board of Directors.  He or she shall have the power to sign all contracts, agreements, and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 3.                                           VICE PRESIDENT(S)

The Vice President(s) shall perform the duties of the President in his or her absence or during his or her inability to act.  In addition, the Vice President(s) shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors or the President.  A Vice President(s) may be designated as Executive Vice President or Senior Vice President.

Section 4.                                           SECRETARY

The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; he or she shall be custodian of the records of the Corporation; he or she shall witness all documents on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and, in general, he or she shall perform all duties incident to the office of a secretary of a corporation, and such other duties as may from time to time be assigned to him or her by the Board of Directors or the President.

Section 5.                                           TREASURER

The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors.  In general, he or she shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may from time to time be assigned to him or her by the Board of Directors or the President.

Section 6.                                           SUBORDINATE OFFICERS

The Corporation may have such subordinate officers as the Board of Directors may from time to time deem desirable.  Each such officer shall hold office for such period and perform

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such duties as the Board of Directors, the President or the committee or officer designated pursuant to these Bylaws may prescribe.

Section 7.                                           COMPENSATION

The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation.  It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such subordinate officers.

Section 8.                                           ELECTION, TENURE AND REMOVAL OF OFFICERS

The Board of Directors shall elect the officers.  The Board of Directors may from time to time authorize any committee or officer to appoint subordinate officers.  An officer serves for one year or until his or her successor is elected and qualified.  If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, it may remove any officer or agent of the Corporation.  The removal of an officer or agent does not prejudice any of his or her contract rights.  The Board of Directors (or any committee or officer authorized by the Board of Directors) may fill a vacancy that occurs in any office for the unexpired portion of the term of that office.

ARTICLE IV — STOCK

Section 1.              CERTIFICATES FOR STOCK

Each stockholder shall be entitled to certificates that represent and certify the shares of stock he or she holds in the Corporation.  Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate and be in such form, not inconsistent with law or with the Articles of Incorporation, as shall be approved by the Board of Directors or any officer(s) designated for such purpose by resolution of the Board of Directors.  Each stock certificate shall be signed by the President or the Chairman of the Board, and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.  Each certificate shall be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures on each certificate may be either manual or facsimile signatures.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer of the Corporation when it is issued.

Notwithstanding anything to the contrary herein, the Board of Directors may provide by resolution that some or all of the shares of any or all classes or series of the Corporation’s capital stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

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Section 2.                                           TRANSFERS

The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates of stock or uncertificated shares of stock, and may appoint transfer agents and registrars thereof.  The duties of transfer agent and registrar may be combined.

Section 3.                                           RECORD DATE AND CLOSING OF TRANSFER BOOKS

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than ninety (90) nor less than ten (10) days before the date of such meeting, nor more than ninety (90) days before any other action.  The transfer books may not be closed for a period longer than twenty (20) days.  In the case of a meeting of stockholders, the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

Section 4.              STOCK LEDGER

The Corporation shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock of each class registered in the name of each stockholder.  The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection.  The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland.

Section 5.                                           CERTIFICATION OF BENEFICIAL OWNERS

The Board of Directors may adopt, by resolution, a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.

Section 6.                                           LOST, STOLEN OR DESTROYED STOCK CERTIFICATES

The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate or uncertificated shares in place of a stock certificate that is purportedly alleged to have been lost, stolen or destroyed, or the Board of Directors may delegate such power to any officer(s) of the Corporation.  In its discretion, the Board of Directors or such officer(s) may refuse to issue such new certificate or uncertificated shares except upon the order of a court having jurisdiction in the premises.

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ARTICLE V - FINANCE

Section 1.                                           CHECKS, DRAFTS, ETC.

All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President or a Vice President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

Section 2.                                           FISCAL YEAR

The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December in each year.

ARTICLE VI — MISCELLANEOUS PROVISIONS

Section 1.              CORPORATE SEAL

The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary.  The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.              VOTING UPON SHARES IN OTHER CORPORATIONS

Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the Chief Executive Officer, the President, a Vice President or a proxy appointed by any of them.  The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 3.                                           MAIL

Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mail, postage prepaid.

Adopted August 14, 2014

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